Exhibit 10.4

                              SOFTNET SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                   (Non-Plan)


     THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of this 15th day of September, 1995, is made by and between SoftNet Systems, Inc., a New York corporation (the "Company") and John J. McDonough (the "Option Holder").

     1. Grant of Option. The Company hereby grants to the Option Holder as of September 15, 1995 (the "Option Date") an option (the "Option") to purchase from the Company a total of 150,000 shares (the "Shares") of the Common Stock, par value $.01, of the Company at $6.50 per share, during the periods and upon the terms and conditions set forth in this Agreement. This Option is a Non-Qualified Stock Option and not an Incentive Stock Option.

     2.   Time of Exercise.

          (a) Except as provided elsewhere in this Agreement, this Option is exercisable, and shall vest, in the following cumulative installments:

               (i) The Option shall be exercisable with respect to 33 1/3% of the total option Shares after the first year anniversary of the Option Date.

               (ii) The Option shall be exercisable with respect to 66 2/3% of the total option Shares after the second year anniversary of the Option Date.

               (iii) The Option shall be exercisable with respect to 100% of the total option Shares at any time after the third year anniversary of the Option Date, to and including the date described in Section 4(a) hereof.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Board may in its sole discretion, adjust or amend any outstanding Option if the Board determines such adjustment is necessary in order to prevent dilution or undue enlargement of the intended benefits under the Option:

               (i) in the event of a stock dividend or other distribution of stock, recapitalization, stock split, reverse stock split, reorganization, repurchase or exchange; or

               (ii) in recognition of unusual or nonrecurring events affecting the Company or its affiliates, or the financial statement of the Company or its affiliates or due to changes in accounting principles or laws or regulations or the interpretation thereof.

          (c) In the event that the Company is merged in or consolidated with another corporation such that the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company and subsequent liquidation, the Board may determine in its discretion that the Option at the time of such merger or consolidation shall be exchangeable into such other class of securities received by other holders of shares at the time of the transaction. The Board, however, (i) may waive any limitations imposed herein so that this Option from and after the date prior to the effective date of such merger, consolidation, or sale and liquidation, as the case may be, as specified by the Board, shall be exercisable in full (except that this Option may not be exercised within six months of the date of grant); and (ii) this Option may be canceled by the Board as of the effective date of any such merger, consolidation or sale and liquidation provided that (x) notice of such cancellation shall be given to the Option Holder and (y) the Option Holder shall have the right to exercise such Option in full (except if the Option which was granted within sixmonths of the date of cancellation) during a 30-day period preceding the effective date of such merger, consolidation or sale and liquidation.

          (d) In the event the Company or any of its affiliates shall assume this Option, or the right or obligation to make future such options in connection with the acquisition of another business or another corporation or business entity, the Board may make such adjustments, not inconsistent with the terms hereof, in the terms of options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed options and this Option.

     3. Subject to Rules and Regulations. This Option is subject to any rules and regulations promulgated by the Board, now or hereafter in effect, not inconsistent herewith.

     4.   Term.

          (a) This Option will terminate at 5:00 p.m. Chicago time on the tenth anniversary of the Option Date.

          (b) Nothing in this Section shall be construed as enlarging or amending the time of exercise as described in Section 2 hereof.

     5. Who May Exercise. Except as provided below, this Option is nontransferable. This Option may be exercised only by the Option Holder during his or her lifetime, or, if permissible under applicable law, the Option Holder's legally appointed guardian or legal representative, or the Option Holder's estate upon the death of the Option Holder.

     6.   Restrictions on Exercise.

          (a) This Option may be exercised only with respect to fully vested Shares and no fractional Shares shall be issued;

          (b) This Option may be exercised only after the expiration of one year from the Option Date;

          (c) This Option may not be exercised in whole or in part after the expiration of the Option period specified in Section 4(a), subject to the right of the Board to extend the term of this Option; and

          (d) Upon the death of the Option Holder (i) while in the active employ of the Company or (ii) within three months of the Option Holder's retirement pursuant to a retirement plan of the Company or upon disability as determined by the Board, the Option may be exercised by the person(s) to whom such Option Holder's rights with respect to this Option are transferred by will or the laws of descent and distribution prior to the expiration of the earlier of: (1) the date specified in Section 4(a) hereof, or (2) nine months after the Option Holder's death; such person(s) shall be entitled to purchase all of the vested Shares with respect to which the Option Holder was entitled to exercise pursuant to Section 2 hereof immediately prior to the Option Holder's death, and any part of this Option not so exercisable will lapse on the Option Holder's death;

          (e) Upon (i) the retirement pursuant to a retirement plan of the Company, (ii) disability (as determined by the Board) of the Option Holder,
(iii) termination of the Option Holder by the Company without "Cause" (as defined in Exhibit A) or (iv) termination by the Option Holder for "Good Reasons" (as defined in Exhibit A) this Option may be exercised by the Option Holder prior to the expiration of the earlier of: (1) the date specified in
Section 4(a) hereof, or (2) three months after the date of such termination of the Option Holder's employment with the Company. The Option Holder shall be entitled to purchase those vested Shares he/she was entitled to purchase pursuant to Section 2 hereof immediately prior to such termination, and any part of this Option not so exercisable will thereupon lapse; and

          (f) In the event the Option Holder's employment with the Company is terminated for reasons other than death, retirement, disability, or termination of employment without Cause or for Good Reason as described in Section 6(e) above, the Option shall be cancelled on the date of termination of employment to the extent not theretofore exercised.

     7. Manner of Exercise. Subject to such rules and regulations as the Board may from time to time adopt, the Option Holder shall, in order to exercise this Option, give written notice to the Board which states the number of Shares being purchased and the purchase price to be paid therefor, accompanied by the following:

          (a) Payment, in full, of the amount required to be paid pursuant to this Agreement, which may be made by such method(s) as the Board shall determine, including, without limitation, cash, Shares, other securities, other property, or any combination thereof; provided that the combined value, as determined by the Board, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to this Agreement; and

          (b)  Such documents as the Board in its discretion deems necessary
(i) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, as amended (the "Act"), or by any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Act or any other law, as then in effect.

     8. Compliance With Law and Regulations. This Option and the obligation of the Company to sell and deliver Shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Shares may then be listed and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

     9. Withholding. The Company or any of its affiliates shall be authorized to withhold from any Option exercised, from any payment due or transfer made under this Option, or from any compensation or other amount owing to an Option Holder, the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of this Option, its exercise, or any payment or transfer under this Option, and to take such action as may be necessary in the opinion of the Company or its affiliates to satisfy all obligations for the payment of such taxes.

     10. No Right To Employment. The grant of this Option shall not be construed as giving the Option Holder the right to be retained in the employ of the Company or for any of its affiliates. Further, the Company, or any of its affiliates, may at any time dismiss the Option Holder from employment, free from any liability, or any claim under this Option, unless otherwise expressly provided in this Option Agreement.

     11. Non-Assignability. This Option is not assignable or transferable by the Option Holder except by the Option Holder's guardian or legal representation, or upon his death, by will or by the laws of descent and distribution.

     12. Rights as Shareholder. The Option Holder will have no rights as a shareholder of the Company with respect to any Shares covered by this Option until the issuance of a stock certificate or stock certificates to the Option Holder for the Shares. No adjustment shall be made for distributions or other rights for which the record date is prior to the issuance of such stock certificate or stock certificates.

     13. Legend on Common Shares. Each certificate representing a Share received upon the exercise of an Option under this Agreement may bear the following legend:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder."

     and such additional legends as the Board may require.

     14. Amendments. Any amendment, alteration, suspension, discontinuation, cancellation or termination of the provisions of this Agreement that would impair the rights of any Option Holder or the beneficiary of any such Option Holder shall not, to that extent, be effective without the consent of the Option Holder or the beneficiary of such Option Holder or an Option, as the case may be.

     15. Entire Agreement. This Agreement embodies the complete agreement and understanding of the Option Holder and the Company and supersede and preempt any prior understandings, agreements or representations by either of them, written or oral, with respect to the subject matter hereof in any way.

     16. Law Governing. This Agreement is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with and governed by the laws of such state and the federal laws of the United States of America.

     17. Committee. If at any time the Board of Directors of the Company appoints a committee to administer any stock option plan hereafter adopted by the Company, such committee shall have and assume all authority and responsibility of the Board of Directors under this Option.

     IN WITNESS WHEREOF, the Company and the Option Holder have duly executed this Agreement as of the date specified in Section 1 hereof.

                                SOFTNET SYSTEMS, INC.


                                By_______________________
                                  Its____________________


                                _________________________
                                [OPTION HOLDER]



                                    EXHIBIT A
                                       TO
                              SOFTNET SYSTEMS, INC.
                             STOCK OPTION AGREEMENT
                                   (Non-Plan)


     "Cause", as used in connection with the termination of an Option Holder's employment, shall mean (i) if the Option Holder is then employed under a written contract with the Company or an affiliate of the Company which contract includes a definition of "cause", "cause" as defined in such contract and (ii) if the Option Holder is not then employed under such a contract, the failure to perform adequately in carrying out the Option Holder's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life, as to lead the Board in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

     "Good Reason", as used in connection with the termination of the Option Holder's employment, shall mean (i) if the Option Holder is then employed under a written employment contract with the Company or an affiliate of the Company, "good reason" as defined in such written employment contract or, if such contract contains no such definition, a material breach by the Company of such written employment agreement or (ii) if the Option Holder is not then employed under such a contract, a failure by the Company to pay the Option Holder any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.